IRREVOCABLE PROXY

      The undersigned hereby constitutes and appoints the Board of Directors of Petrol Oil and Gas, Inc. as proxy, with full power of substitution, to vote all shares of capital stock of Petrol Oil and Gas, Inc., a Nevada corporation [the "Company"], pledged or owned by the undersigned as of the date hereof and any additional shares of capital stock of the Company which the undersigned shall receive after the date hereof, at any special, annual or other meeting of shareholders of the Company, and at any adjournment thereof, and at any time permitted or required by law, rule or regulation, and to execute any written consent in lieu thereof. This proxy is being issued pursuant to that certain collateral loan agreement dated February 6, 2003.

      This proxy shall be deemed to be coupled with an interest and shall be irrevocable by the undersigned. This proxy shall continue in full force and effect until May 6, 2003 or the date of Company default, whichever is earlier.

      IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this 15th day of April, 2003

                                   CORNERSTONE BANK


                                   By:/s/John Doull
                                     Name:  John Doull
                                     Title:    President